Affinity Bancshares, Inc.

Announces Second Quarter 2024

Financial Results

Affinity Bancshares, Inc. (NASDAQ:“AFBI”) (the “Company”), the holding company for Affinity Bank (the “Bank”), today announced net income of $1.0 million for the three months ended June 30, 2024, as compared to $1.6 million for the three months ended June 30, 2023.

	At or for the three months ended,
Performance Ratios:	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Net income (in thousands)	$1,031	$1,335	$1,514	$1,623	$1,590
Diluted earnings per share	0.16	0.20	0.23	0.25	0.24
Common book value per share	19.49	19.21	18.94	18.50	18.34
Tangible book value per share (1)	16.64	16.36	16.08	15.63	15.47
Total assets (in thousands)	872,558	869,547	843,258	855,431	876,905
Return on average assets	0.48%	0.63%	0.70%	0.74%	0.71%
Return on average equity	3.33%	4.38%	5.03%	5.42%	5.37%
Equity to assets	14.33%	14.18%	14.41%	13.85%	13.45%
Tangible equity to tangible assets (1)	12.50%	12.33%	12.50%	11.95%	11.59%
Net interest margin	3.71%	3.38%	3.32%	3.36%	3.17%
Efficiency ratio	78.74%	75.96%	74.30%	71.78%	71.68%
(1) Non-GAAP measure - see “Explanation of Certain Unaudited Non-GAAP Financial Measures” for more information and reconciliation to GAAP.

Net Income

•
Net income was $1.0 million for three months ended June 30, 2024 as compared to $1.6 million for the three months ended June 30, 2023, as a result of an increase in other noninterest expense partially offset by a net increase in interest income.

Results of Operations

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Net interest income was $7.6 million for the three months ended June 30, 2024 compared to $6.7 million for the three months ended June 30, 2023. The increase was due to an increase in interest income on loans and investment securities, partially offset by a rise in deposit and borrowing costs and a decrease in interest income on interest-earning deposits.
•
Net interest margin for the three months ended June 30, 2024 increased to 3.71% from 3.17% for the three months ended June 30, 2023. The increases in the margin relate to increases in our yield on earning assets exceeding our increases in our deposits and borrowing costs.
•
Provision for credit losses, which is related to provision on unfunded commitments was $213,000 for the three months ended June 30, 2024 compared to zero provision for the three months ended June 30, 2023.
•
Noninterest income increased $28,000 to $706,000 for the three months ended June 30, 2024.
•
Non-interest expense increased $1.4 million to $6.7 million for the three months ended June 30, 2024 compared to the respective period in 2023, due to increases in professional fees related to our recently announced merger with Atlanta Postal Credit Union and increases in salaries and employee benefits.

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Net interest income was $14.3 million for the six months ended June 30, 2024 compared to $13.6 million for the six months ended June 30, 2023. The increase was due to an increase in interest income on loans and investment securities, partially offset by a rise in deposit and borrowing costs and a decrease in interest income on interest-earning deposits.
•
Net interest margin for the six months ended June 30, 2024 increased to 3.55% from 3.37% for the six months ended June 30, 2023. The increase in the margin relates to increases in our yield on earning assets exceeding our increases in our deposits and borrowing costs.
•
Noninterest income increased $60,000 to $1.3 million for the six months ended June 30, 2024.
•
Non-interest expense increased $1.8 million to $12.3 million for the six months ended June 30, 2024 compared to the respective period in 2023, due to increases in professional fees related to our recently announced merger with Atlanta Postal Credit Union and increases in salaries and employee benefits.

Financial Condition

•
Total assets increased $29.3 million to $872.6 million at June 30, 2024 from $843.3 million at December 31, 2023, as we experienced loan growth.
•
Total gross loans increased $32.7 million to $692.6 million at June 30, 2024 from $659.9 million at December 31, 2023. The increase was due to steady loan demand in construction and commercial non-owner occupied properties.
•
Non-owner occupied office loans totaled $29.4 million at June 30, 2024; the average LTV on these loans is 46.0%, including
o
$15.0 million medical/dental tenants and
o
$14.4 million to other various tenants.
•
Investment securities held-to-maturity unrealized losses were $294,000, net of tax. Investment securities available-for-sale unrealized losses were $6.0 million, net of tax.
•
Cash and cash equivalents remained stable at $50.4 million at June 30, 2024 from $50.0 million at December 31, 2023.
•
Deposits increased by $15.3 million to $689.7 million at June 30, 2024 compared to $674.4 million at December 31, 2023, with an $18.4 million increase in demand deposits partially offset by $2.5 million decrease in certificates of deposits.
•
Uninsured deposits were approximately $106.3 million at June 30, 2024 and represented 15.4% of total deposits.
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Borrowings increased by $11.8 million to $51.8 million at June 30, 2024 compared to $40.0 million at December 31, 2023 as we continue to evaluate borrowing needs related to enhancing bank liquidity.

Asset Quality

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Non-performing loans decreased to $3.0 million at June 30, 2024 from $7.4 million at December 31, 2023.
•
The allowance for credit losses as a percentage of non-performing loans was 282.0% at June 30, 2024, as compared to 120.1% at December 31, 2023.
•
Allowance for credit losses to total loans decreased to 1.22% at June 30, 2024 from 1.35% at December 31, 2023.
•
Net loan charge-offs were $460,000 for the six months ended June 30, 2024, as compared to net loan charge-offs of $72,000 for the six months ended June 30, 2023.

About Affinity Bancshares, Inc.

The Company is a Maryland corporation based in Covington, Georgia. The Company’s banking subsidiary, Affinity Bank, opened in 1928 and currently operates a full-service office in Atlanta, Georgia, two full-service offices in Covington, Georgia, and a loan production office serving the Alpharetta and Cumming, Georgia markets.

Forward-Looking Statements

In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which describe the future plans, strategies and expectations of the Company.

Forward-looking statements can be identified by the use of words such as “estimate,” “project,” “believe,” “intend,” “anticipate,” “assume,” “plan,” “seek,” “expect,” “will,” “may,” “should,” “indicate,” “would,” “contemplate,” “continue,” “target” and words of similar meaning. Forward-looking statements are based on our current beliefs and expectations and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. Accordingly, you should not place undue reliance on such statements. We are under no duty to and do not take any obligation to update any forward-looking statements after the date of this report. Factors which could have a material adverse effect on the operations of the Company and its subsidiaries include, but are not limited to, changes in general economic conditions, interest rates and inflation; changes in asset quality; our ability to access cost-effective funding; fluctuations in real estate values; changes in laws or regulations; changes in liquidity, including the size and composition of our deposit portfolio and the percentage of uninsured deposits in the portfolio; changes in technology; failures or breaches of our IT security systems; our ability to introduce new products and services and capitalize on growth opportunities; changes in the value of our goodwill and other intangible assets; our ability to successfully integrate acquired operations or assets; changes in accounting policies and practices; our ability to retain key employees; and the effects of natural disasters and geopolitical events, including terrorism, conflict and acts of war. These risks and other uncertainties are further discussed in the reports that the Company files with the Securities and Exchange Commission.

Average Balance Sheets

The following tables set forth average balance sheets, average annualized yields and costs, and certain other information for the periods indicated. No tax-equivalent yield adjustments have been made, as the effects would be immaterial. All average balances are monthly average balances. Non-accrual loans were included in the computation of average balances. The yields set forth below include the effect of deferred fees, discounts, and premiums that are amortized or accreted to interest income or interest expense.

	For the Six Months Ended June 30,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$673,282	$19,978	5.97%	$658,887	$17,018	5.21%
Investment securities held-to-maturity	34,225	1,056	6.20%	33,518	1,025	6.17%
Investment securities available-for-sale	47,875	942	3.96%	49,806	838	3.39%
Interest-earning deposits and federal funds	50,527	1,296	5.16%	69,568	1,638	4.75%
Other investments	5,467	171	6.29%	2,403	72	6.07%
Total interest-earning assets	811,376	23,443	5.81%	814,182	20,591	5.10%
Non-interest-earning assets	51,633			51,524
Total assets	$863,009			$865,706

Interest-bearing liabilities:
Interest-bearing checking accounts	$88,584	$217	0.49%	$93,596	$100	0.22%
Money market accounts	143,243	2,258	3.17%	138,394	1,486	2.17%
Savings accounts	74,093	1,054	2.86%	92,003	1,110	2.43%
Certificates of deposit	219,315	4,571	4.19%	195,260	3,403	3.51%
Total interest-bearing deposits	525,235	8,100	3.10%	519,253	6,099	2.37%
FHLB advances and other borrowings	58,145	1,025	3.55%	41,078	901	4.42%
Total interest-bearing liabilities	583,380	9,125	3.15%	560,331	7,000	2.52%
Non-interest-bearing liabilities	156,177			186,874
Total liabilities	739,557			747,205
Total stockholders' equity	123,452			118,501
Total liabilities and stockholders' equity	$863,009			$865,706
Net interest rate spread			2.66%			2.58%
Net interest income		$14,318			$13,591
Net interest margin			3.55%			3.37%

	For the Three Months Ended June 30,
	2024			2023
	Average Outstanding Balance	Interest	Average Yield/Rate	Average Outstanding Balance	Interest	Average Yield/Rate
	(Dollars in thousands)
Interest-earning assets:
Loans	$681,903	$10,479	6.18%	$665,921	$8,727	5.26%
Investment securities held-to-maturity	34,237	529	6.21%	34,131	521	6.13%
Investment securities available-for-sale	47,581	479	4.05%	50,758	428	3.38%
Interest-earning deposits and federal funds	50,973	648	5.11%	93,116	1,150	4.95%
Other investments	5,487	87	6.38%	2,167	37	6.90%
Total interest-earning assets	820,181	12,222	5.99%	846,093	10,863	5.15%
Non-interest-earning assets	51,122			52,023
Total assets	$871,303			$898,116

Interest-bearing liabilities:
Interest-bearing checking accounts	$89,110	$115	0.52%	$95,317	$56	0.23%
Money market accounts	145,886	1,173	3.23%	137,306	825	2.41%
Savings accounts	73,775	526	2.87%	88,152	558	2.54%
Certificates of deposit	218,824	2,285	4.20%	240,954	2,346	3.91%
Total interest-bearing deposits	527,595	4,099	3.12%	561,729	3,785	2.70%
FHLB advances and other borrowings	63,674	555	3.51%	35,495	385	4.35%
Total interest-bearing liabilities	591,269	4,654	3.17%	597,224	4,170	2.80%
Non-interest-bearing liabilities	155,659			182,140
Total liabilities	746,928			779,364
Total stockholders' equity	124,375			118,752
Total liabilities and stockholders' equity	$871,303			$898,116
Net interest rate spread			2.82%			2.35%
Net interest income		$7,568			$6,693
Net interest margin			3.71%			3.17%

AFFINITY BANCSHARES, INC.

Consolidated Balance Sheets

(unaudited)

	June 30, 2024	December 31, 2023
	(Dollars in thousands except per share amounts)
Assets
Cash and due from banks	$6,158	$6,030
Interest-earning deposits in other depository institutions	44,239	43,995
Cash and cash equivalents	50,397	50,025
Investment securities available-for-sale	47,266	48,561
Investment securities held-to-maturity (estimated fair value of $33,901, net of allowance for credit losses of $45 at June 30, 2024 and estimated fair value of $33,835, net of allowance for credit losses of $45 at December 31, 2023)	34,248	34,206
Other investments	5,491	5,434
Loans	692,591	659,876
Allowance for credit loss on loans	(8,461)	(8,921)
Net loans	684,130	650,955
Other real estate owned	—	2,850
Premises and equipment, net	3,569	3,797
Bank owned life insurance	16,283	16,086
Intangible assets	18,271	18,366
Other assets	12,903	12,978
Total assets	$872,558	$843,258

Liabilities and Stockholders' Equity

Liabilities:
Non-interest-bearing checking	$161,156	$154,689
Interest-bearing checking	88,742	85,362
Money market accounts	147,250	138,673
Savings accounts	74,077	74,768
Certificates of deposit	218,487	220,951
Total deposits	689,712	674,443
Federal Home Loan Bank advances and other borrowings	51,837	40,000
Accrued interest payable and other liabilities	5,944	7,299
Total liabilities	747,493	721,742
Stockholders' equity:
Common stock (par value $0.01 per share, 40,000,000 shares authorized; 6,416,628 issued and outstanding at June 30, 2024 and December 31, 2023)	64	64
Preferred stock (10,000,000 shares authorized, no shares outstanding)	—	—
Additional paid in capital	61,773	61,026
Unearned ESOP shares	(4,482)	(4,587)
Retained earnings	73,711	71,345
Accumulated other comprehensive loss	(6,001)	(6,332)
Total stockholders' equity	125,065	121,516
Total liabilities and stockholders' equity	$872,558	$843,258

AFFINITY BANCSHARES, INC.

Consolidated Statements of Income

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
	(Dollars in thousands except per share amounts)
Interest income:
Loans, including fees	$10,479	$8,727	$19,978	$17,018
Investment securities	1,095	986	2,169	1,935
Interest-earning deposits	648	1,150	1,296	1,638
Total interest income	12,222	10,863	23,443	20,591
Interest expense:
Deposits	4,099	3,785	8,100	6,099
FHLB advances and other borrowings	555	385	1,025	901
Total interest expense	4,654	4,170	9,125	7,000
Net interest income before provision for credit losses	7,568	6,693	14,318	13,591
Provision for credit losses	213	—	213	7
Net interest income after provision for credit losses	7,355	6,693	14,105	13,584
Noninterest income:
Service charges on deposit accounts	391	405	786	796
Net gain on sale of other real estate owned	135	—	135	—
Other	180	273	369	434
Total noninterest income	706	678	1,290	1,230
Noninterest expenses:
Salaries and employee benefits	3,417	3,036	6,596	6,040
Occupancy	615	638	1,233	1,282
Data processing	508	487	1,019	980
Professional fees	1,118	177	1,381	315
Other	1,061	946	2,061	1,861
Total noninterest expenses	6,719	5,284	12,290	10,478
Income before income taxes	1,342	2,087	3,105	4,336
Income tax expense	311	497	739	1,024
Net income	$1,031	$1,590	$2,366	$3,312
Weighted average common shares outstanding
Basic	6,416,628	6,486,260	6,416,628	6,542,653
Diluted	6,544,450	6,546,382	6,534,751	6,616,294
Basic earnings per share	$0.16	$0.25	$0.37	$0.51
Diluted earnings per share	$0.16	$0.24	$0.36	$0.50

Explanation of Certain Unaudited Non-GAAP Financial Measures

Reported amounts are presented in accordance with GAAP. Additionally, the Company believes the following information is utilized by regulators and market analysts to evaluate a company’s financial condition and, therefore, such information is useful to investors. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. Refer to the Non-GAAP Reconciliation tables below for details on the earnings impact of these items.

	For the Three Months Ended
Non-GAAP Reconciliation	June 30, 2024	March 31, 2024	December 31, 2023	September 30, 2023	June 30, 2023
Tangible book value per common share reconciliation
Book Value per common share (GAAP)	$19.49	$19.21	$18.94	$18.50	$18.34
Effect of goodwill and other intangibles	(2.85)	(2.85)	(2.86)	(2.87)	(2.87)
Tangible book value per common share	$16.64	$16.36	$16.08	$15.63	$15.47
Tangible equity to tangible assets reconciliation
Equity to assets (GAAP)	14.33%	14.18%	14.41%	13.85%	13.45%
Effect of goodwill and other intangibles	(1.83)%	(1.85)%	(1.91)%	(1.90)%	(1.86)%
Tangible equity to tangible assets (1)	12.50%	12.33%	12.50%	11.95%	11.59%
(1) Tangible assets is total assets less intangible assets. Tangible equity is total equity less intangible assets.